EXHIBIT 10.73


                                  FEE AGREEMENT
This FEE AGREEMENT (this "Agreement") made as of this 24th day of April 2001 is by and between iiGroup, Inc., a Delaware corporation, with its principal place of business at 7000 W. Palmetto Park Road, Suite 501, Boca Raton, Florida 33433, and Michael D. Karsch, with his principal place of business at 7000 W. Palmetto Park Road, Boca Raton, Florida 33433, ("Karsch").

                                R E C I T A L S:
                                 - - - - - - - -

The Company is a public company with a class of equity securities publicly traded, and desires to retain Karsch to provide certain consulting services.

Karsch desires to provide certain legal services to the Company in accordance with the terms and conditions contained hereinafter.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

1. LEGAL SERVICES. During the term of this Agreement, Karsch is hereby retained by the Company to provide legal services to the Company. Karsch shall provide such services as reasonably requested by the Company during the term of this Agreement, provided that nothing hereunder shall require Karsch to devote a minimum number of hours per calendar month toward the performance of services hereunder.

2. TERM. The term of this Agreement shall be for one year commencing as of the date first written above and terminating one day prior to the first anniversary hereof; provided, however, that this Agreement shall be renewable for subsequent one year terms, by mutual agreement of the parties in writing, at least thirty
(30) days prior to the expiration of the then current term.

3. COMPENSATION. In consideration for the performance of services hereunder, the Company hereby agrees to pay Karsch the aggregate sum of 500,000 shares of the Company's common stock as compensation for the term of this Agreement within 30 days of the execution of this Agreement. The Company hereby agrees to pay on a pre-approval basis reasonable expenses incurred by Karsch in connection with such services to be rendered hereunder. Karsch may, from time to time, deem it to be in the best interests of the Company to retain additional counsel in connection with certain specific transactions or other matters. In such event, the Company hereby agrees to pay any and all fees and expenses of such counsel.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


KARSCH:                                             COMPANY:


 /s/ Michael D. Karsch                              By: /s/Howard Brummer
 -----------------------                                -----------------
Michael D. Karsch                                   Howard Brummer/President